As filed with the Securities and Exchange Commission on April 24, 2013

Registration No. 333-174089

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
Registration Statement Under the Securities Act of 1933
_________________________
Affinity Gaming
 _________________________

Nevada	02-0815199
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification Number)
3755 Breakthrough Way, Suite 300
Las Vegas, Nevada 89135
702-341-2400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
 _______________________
Affinity Gaming 2011 Long-Term Incentive Plan
(formerly known as the Herbst Gaming, LLC 2011 Long-Term Incentive Plan)
(Full Title of the Plans)
 _______________________
Marc H. Rubinstein
Senior Vice President, General Counsel and Secretary
3755 Breakthrough Way, Suite 300
Las Vegas, Nevada 89135
702-341-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 _______________________
Copy to:
Jason K. Zachary
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022-4611
(212) 446-4800
 _______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐

EXPLANATORY NOTE

Affinity Gaming (the "Registrant," "we," "us," "our") files this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (File No. 333-174089) (the “Registration Statement”) pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with our conversion under Nevada law, effective December 20, 2012, from a Nevada limited liability company known as Affinity Gaming, LLC to a Nevada corporation under the name of Affinity Gaming (the "Conversion").

Including our subsidiaries, we continue to operate our business in the same manner as we operated prior to the Conversion, and amounts related to our consolidated assets, liabilities, operations and financial condition did not change as a result of the Conversion. The membership interests of Affinity Gaming, LLC held by our members immediately prior to the Conversion were converted into shares of Affinity Gaming common stock on a one-to-one basis.

In connection with the Conversion, we amended the Herbst Gaming 2011 Long-Term Incentive Plan (the "Plan") to reflect corresponding administrative changes to the forms of awards available under the Plan from common units to shares of our common stock, and to reflect a prior name change from Herbst Gaming, LLC to Affinity Gaming, LLC in May 2012. As amended, the Plan is now known as the Affinity Gaming 2011 Long-Term Incentive Plan.

In accordance with Rule 414, Affinity Gaming, as the successor issuer to Affinity Gaming, LLC, hereby expressly adopts the above-referenced Registration Statement, as amended by this Amendment, as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate the following documents, which we have filed with the Commission, in this Post-Effective Amendment No. 1 to the Registration Statement by reference:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on April 1, 2013;

(b)	Portions of our Definitive Proxy Statement filed with the Commission on April 18, 2013 that are incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2012; and

(c)
Our Current Reports on Form 8-K, filed with the Commission on February 1, 2013 (Items 2.01, 5.02 and 9.01 only); February 20, 2013; March 6, 2013; March 11, 2013; March 12, 2013; March 25, 2013; March 29, 2013 and April 17, 2013.

All reports and other documents we subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Post-Effective Amendment No. 1 to the Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Nothing in this Post-Effective Amendment No. 1 to the Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended, Affinity Gaming is the successor issuer with respect to the above documents previously filed by Affinity Gaming, LLC with the Commission and incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment No. 1 to the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment No. 1 to the Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

We are registering 1,000,000 shares of our common stock, $0.001 par value per share, referred to in this Post-Effective Amendment No. 1 to the Registration Statement as “Common Stock.” Our Articles of Incorporation and addendum thereto (the “Articles of Incorporation”) and our Bylaws (the “Bylaws”) set forth the rights of the holders of Common Stock. The Articles of Incorporation authorize us to issue up to 200,000,000 million shares of Common Stock and 10,000,000 preferred shares, $0.001 par value per share. The following description of our Common Stock, and provisions of our Articles of Incorporation and Bylaws are summaries and are qualified by reference to the Articles of Incorporation and Bylaws. We have filed copies of these documents with the Commission, and we incorporate such copies herein by reference.

Voting Rights

Each share of Common Stock shall have, for all purposes, one vote per share. The holders of Common Stock issued and outstanding have and possess the right to receive notice of stockholders' meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common stockholders is required or requested.

Dividend Rights

Subject to the preferences applicable to any class of preferred stock outstanding at any time, the holders of shares of our Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of our stock as the Board of Directors may declare thereon from time to time out of our assets or funds legally available therefor.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to holders of any then outstanding shares of preferred stock.

Management of the Registrant

Our board of directors has exclusive and complete authority and discretion to manage our operations and affairs and to make all decisions regarding our business. Any action the board of directors authorizes will constitute an act by and serve to bind us. Actions the board of directors authorizes require an affirmative vote of a majority of the directors present at a meeting at which at least a majority of the entire board of directors is present.

Transfer Restrictions

The gaming authorities in Nevada, Colorado, Missouri, and Iowa have the authority to approve or deny all transfers of Common Stock.

Redemption

We can redeem the Common Stock, out of funds legally available therefor, by action of the board of directors, to the extent required by any Gaming Authority (as defined in the Articles of Incorporation) making the determination of unsuitability or to the extent deemed necessary or advisable by the board of directors. If a Gaming Authority requires us, or the board of directors deems it necessary or advisable, to redeem such Common Stock, we shall give a redemption notice to the Unsuitable Person (as defined in the Articles of Incorporation) or its affiliate and shall purchase the number of shares of Common Stock specified in the redemption notice for the price set forth in the redemption notice. From and after the redemption date, such Common Stock shall no longer be deemed outstanding, such Unsuitable Person or any affiliate of such Unsuitable Person shall cease to be a stockholder with respect to such shares and all rights of such Unsuitable Person or any affiliate of such Unsuitable Person therein, other than the right to receive the redemption price, shall cease. Such Unsuitable Person or its affiliate shall surrender the certificates representing any shares to be redeemed in accordance with the requirements of the redemption notice.

Commencing on the date that a Gaming Authority makes a determination of unsuitability or the board of directors determines that a person is an Unsuitable Person, and until the Common Stock owned or controlled by such person are owned or controlled by a person who is not an Unsuitable Person, the Unsuitable Person or any affiliate of an Unsuitable Person shall not be entitled: (i) to receive any dividend or interest with regard to the Common Stock, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Common Stock, and such Common Stock shall not for any purposes be included in the shares of capital stock of the Registrant entitled to vote, or (iii) to receive any remuneration in any form from us or any affiliated company for services rendered or otherwise.

Registration Rights

On February 7, 2012, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with SPH Investment, LLC (“SPH”) in connection with SPH's agreement to consent to the conversion, subject to the conditions set forth in the Registration Rights Agreement. The equity securities held at any time by SPH or issued as a dividend or other distribution with respect to or in exchange for or in replacement of such equity securities are referred to as “Registrable Securities,” subject to certain conditions where such equity securities cease to be Registrable Securities. Under the Registration Rights Agreement, SPH and its transferees have certain demand and piggyback registration rights relating to the resale of Registrable Securities pursuant to which we must use our reasonable best efforts to effect the registration of such Registrable Securities on the applicable form, and we must include such Registrable Securities in such registration or offering on the same terms and conditions as such other securities being registered, as applicable.

The registration rights noted above are subject to conditions and limitations, including lock-up provisions, the total number of demand registrations that we must effect, the right of the managing underwriter or underwriters to limit the number of equity securities to be included in a registration and our right to delay a registration statement under specified circumstances. We will generally pay all expenses relating to any demand and piggyback registration, except for any underwriter or brokers' discounts or commissions, “roadshow” expenses and any expenses that a participating holder has agreed to pay pursuant to certain sections of the Registration Rights Agreement. We also agreed to indemnify the holders of Registrable Securities with respect to certain liabilities under the securities laws in connection with registrations pursuant to the Registration Rights Agreement.

In addition, the Registration Rights Agreement further provides that at any time after October 1, 2012, a holder of Registrable Securities may require us to effect the listing of our equity securities on the NASDAQ Stock Market or the New York Stock Exchange by delivering a written request (the “Listing Demand Notice”) to us. If and whenever we must effect the listing of our equity securities, we must use our reasonable best efforts to consummate the listing of our equity securities (including all Registrable Securities) on the NASDAQ Stock Market or the New York Stock Exchange within 365 days after we receive the Listing Demand Notice. By letter dated October 1, 2012, SPH delivered to us a Listing Demand Notice pursuant to the Registration Rights Agreement, exercising its right to require us to effect the listing of our equity securities on the NASDAQ Stock Market or the New York Stock Exchange.

Competition and Corporate Opportunity

The Articles of Incorporation provide that the doctrine of “corporate opportunity” will not apply against any of our directors, or any affiliates of any of our directors, in a manner that would prohibit the directors from investing in competing businesses or from exploring such opportunities, provided, that the corporate opportunity was not expressly offered to such person in writing solely in his or her capacity as one of our directors or officers.

Amendment to Articles of Incorporation and Bylaws

The Nevada Revised Statutes (the “NRS”) provide generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation's certificate of incorporation is required to approve such amendment, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Bylaws, as amended on March 28, 2013 (the "Amended Bylaws"), provide that the Amended Bylaws may be altered, amended or repealed by approval of stockholders holding a majority of our outstanding shares of capital stock.

Requirements for Advance Notification of Stockholder Meetings

The Amended Bylaws provide that special meetings of the stockholders may be called upon the written request of a majority of the Board of Directors, or by stockholders holding at least 10% of the then outstanding shares of our capital stock. The Amended Bylaws prohibit the conduct of any business at a meeting of stockholders other than as specified in the notice for such meeting. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, must be delivered neither less than 20 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

Stockholder Action by Written Consent

Under Section 78.320(1) of the NRS and pursuant to the Bylaws, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of a majority of the outstanding stock entitled to vote thereon, except that if any greater proportion of voting power is required for such an action at a meeting, then the greater proportion of written consents is required, unless the Articles of Incorporation provides otherwise.

Limitations on Liability and Indemnification Matters

The Articles of Incorporation and Bylaws limit the liability of our officers and directors to the fullest extent permitted by the NRS and provides that we will indemnify them to the fullest extent permitted by such law. If the NRS are amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of each of our directors or officers shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended. The Articles of Incorporation and Bylaws do not permit us to indemnify our officers and directors for expenses incurred in defending any action, suit or proceeding that such officer or director incurred in his or her capacity as a stockholder, including, but not limited to, in connection with such person being deemed an “Unsuitable Person” (as defined in the Articles of Incorporation).

In addition to the indemnification required by the Articles of Incorporation and Bylaws, we have entered into indemnification agreements with each of our directors and officers. The agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action, suit or proceeding threatened, pending or completed brought against them by reason of the fact that they are or were our manager, director, officer, employee or agent. We believe that these provisions in the Articles of Incorporation and Bylaws and the indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

The limitation of liability and indemnification provisions in the Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of fiduciary duties. The same provisions also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Rights Plan

On December 20, 2012, we adopted a shareholders' rights plan by entering into a Rights Agreement, dated December 21, 2012, as amended with the First Amendment to the Rights Agreement, dated as of March 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”), with American Stock Transfer & Trust Company, LLC, as rights agent. The Board of Directors implemented the rights plan by declaring a dividend of one preferred share purchase right (a “Right”) for each outstanding share of our Common Stock held of record as of December 21, 2012, and directing the issuance of one preferred share purchase right with respect to each share of our Common Stock that shall become outstanding thereafter until the rights become exercisable or they expire as described below. Each Right initially entitles holders of our Common Stock to buy from us one one-thousandth of a share of our Series A Preferred Stock, par value $0.001 per share (the “Preferred Shares”) at a price of $45.00 per one one-thousandth of a Preferred Share represented by a Right, subject to adjustment. The Rights expire on December 21, 2015, unless extended or earlier redeemed. The Rights will generally become exercisable only following the tenth day after a person or group acquires or obtained the right to acquire or announced a tender or exchange offer that if consummated would result in such person or group acquiring beneficial ownership of 15% or more of our outstanding Common Stock. Upon the occurrence of a triggering event, the Rights will entitle every holder of our Common Stock, other than the acquirer, to purchase our stock or stock of our successor on terms that would likely be economically dilutive to the acquirer. Our Board of Directors, however, has the power to amend the terms of the Rights without the consent of the holders of the Rights so that it does not apply to a particular acquisition proposal or to redeem the rights for a nominal value before they become exercisable.

In addition, if we are acquired in a merger or other business combination transaction, or sell 50% or more of our assets or earnings power then, in lieu of the right to purchase our Preferred Shares, each Right will thereafter generally entitle its holder to receive the number of shares of common stock of the acquiring company using the same formula as for our Common Stock. The Rights expire on December 21, 2015 unless extended or earlier redeemed or terminated. We believe these features will likely encourage an acquirer to negotiate with our Board of Directors before commencing a tender offer or to condition a tender offer on the board taking action to prevent the rights from becoming exercisable, as the Rights may cause substantial dilution to a person or group that acquires or seeks to acquire 15% or more of our outstanding Common Stock.

Transfer Agent

American Stock Transfer and Trust Company, which is located at 6201 15th Avenue, Brooklyn, New York 11219, will serve as the transfer agent for our Common Stock.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Marc. H. Rubinstein, Esq., our Senior Vice President, General Counsel and Secretary, who is eligible to receive awards under the Plan, will pass on the validity of the issuance of the Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are governed by Chapter 78 of the NRS. Section 78.7502(1) of the NRS generally provides that a corporation may indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except derivative suits, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In the case of a derivative suit, Section 78.7502(2) of the NRS provides that a corporation may indemnify any person who is a party to, or is threatened to be made a party to, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit, if such person acted in good faith and in a manner in which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made in the case of a derivative suit in respect of any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent it is determined by the court that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the NRS provides generally that a corporation shall indemnify a director, officer, employee or agent of a corporation against expenses, including attorneys' fees actually and reasonably incurred, to the extent that such person has been successful on the merits or otherwise in defense of any of the actions, suits or proceedings described above.

Section 78.751(2) of the NRS provides that the articles of incorporation, the bylaws or a separate agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the corporation.

Section 78.751(3) of the NRS provides that any indemnification or advancement of expenses authorized in or ordered by a court pursuant to any of the Sections set forth above, does not exclude any other rights to which such person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, if any, or otherwise, for either an action in the person's official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502, set forth above, or for the advancement of expenses made pursuant to Section 78.751(2), set forth above, may not be made to or on behalf of any director or officer if a final adjudication establishes that the director's or officer's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, the statute provides that such indemnification continues for any such person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752(1) of the NRS provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of a corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in such capacity, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Section 78.752(4) of the NRS provides that in the absence of fraud the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to Section 78.752, set forth above, and the choice of the person to provide the insurance or other financial arrangement is conclusive and such insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for the approval, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Finally, Section 78.747 of the NRS generally provides that, unless otherwise provided by specific statute, no stockholder, director or officer of a corporation is individually liable for the debts or liabilities of the corporation, unless the stockholder, director or officer acts as the alter ego of the corporation.

Our Articles of Incorporation provide that liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS and that the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Registrant), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as our officer or director or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at our request as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by us or through insurance purchased and maintained by us or through other financial arrangements we make, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by us. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, we shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense. No director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Registrant), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder, including, but not limited to, in connection with such person being deemed an Unsuitable Person (as defined in Article 10 thereof).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, County of Clark, State of Nevada, on the date indicated.

AFFINITY GAMING
(Registrant)

Date:	April 24, 2013	By:	/s/ David D. Ross
David D. Ross
Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ David D. Ross
David D. Ross	CEO and Director (principal executive officer)	April 24, 2013

/s/ Donna Lehmann
Donna Lehmann	SVP, CFO and Treasurer (principal financial and accounting officer)	April 24, 2013

Don R. Kornstein	Director, Chairman	April 24, 2013

Thomas M. Benninger	Director	April 24, 2013

Scott D. Henry	Director	April 24, 2013

/s/ Marc H. Rubinstein
Marc H. Rubinstein, as Attorney-in-Fact		April 24, 2013

EXHIBIT INDEX

Exhibit No.	Description
4.1	Affinity Gaming 2011 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.44 to Affinity Gaming's Annual Report on Form 10-K (File No. 000-54085) dated April 1, 2013)
5.1	Opinion of Marc H. Rubinstein
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Marc H. Rubinstein, Esq. (included in Exhibit 5.1)